Exhibit 10.71

        AGREEMENT TO PRINCIPAL & INTEREST INTO COMMON STOCK OF FUTUREONE

This Agreement is made this 17th Day of January 2001, between FutureOne, Inc, a Nevada corporation ("FutureOne") and Kenneth P. Eck, ("Eck") an individual residing in Maricopa County Arizona.

WHEREAS On May 30, 2000 FutureOne and Eck entered into a Settlement and Mutual Release Agreement.

WHEREAS In conjunction with said Settlement and Mutual Release Agreement, FutureOne issued to Eck a promissory note (`Note") dated May 30, 2000 in the amount of $64,800.00

WHEREAS to date FutureOne has not made any of the required payments under said Note and is in default in the amount of $ $64,800 principal plus $ 3,281.00 of accrued interest.

THEREFOR The parties now desire to cure the default under the note and to amend the terms of the Note as follows:

FutureOne shall immediately issue to Eck 175,000 shares of its Common Stock, par value $.001 ( the Shares") in payment of $ 3,281.00 of interest and $ 31,719.00 of principal under the following terms and conditions:

Eck represents that:

(a) That in formulating a decision to acquire the Shares, he has been given the opportunity to ask questions, and to obtain any information necessary to permit him to verify the accuracy of the information and has been furnished all such information so requested; he has not relied or acted on the basis of any representations or other information purported to be given on behalf of the Company; That he understands that the acquisition of the Shares involves various risks; the Shares should be regarded as speculative and involving a high degree of risk; he is fully aware of the nature of his investment in the Shares and the lack of liquidity of his investment in the Shares;

(b) He can bear the economic risk of the acquisition of the Shares including the total loss of his investment and he has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in the Shares;

(c) That the Shares being acquired will be acquired for his own account without a view to public distribution or resale and that he has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Shares or any portion thereof to any other person.
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(d)  He is an  "accredited  investor"  as  defined in Rule 501 of  Regulation  D promulgated under the Act.

(e) Each certificate representing Shares paid pursuant to this Agreement will be imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED.

The Parties further agree that after payment of the above amount of principal and interest that the balance remaining on the Note will be $ 33,081.00 and that such amount along with accrued interest will hereafter be paid in monthly installments of principal and interest of $2,500, beginning March 1, 2001.

All other terms of the Settlement and Mutual Release Agreement and the Note shall remain in full force and effect without modification.

Agreed this __ day of January, 2001.

FUTUREONE, INC.

a Nevada corporation

By:
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Title: President

Kenneth P. Eck
An Individual

By:
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